UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2013

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On January 14, 2013, in connection with the previously announced distribution to SEACOR Holdings Inc.'s (“SEACOR”) shareholders of all of the outstanding shares of common stock of SEACOR's wholly-owned subsidiary, Era Group Inc. (“Era Group” and such distribution of Era Group, the “Spin-Off”), each of Blaine Fogg and Steven Webster has resigned as a member the Board of Directors (the “Board”) of SEACOR.

Mr. Fogg was a member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board. In his place, the Board appointed Andrew Morse, a SEACOR director, to serve as a member of the Compensation Committee.

Mr. Webster was Chairman of the Nominating and Corporate Governance Committee of the Board. In his place, the Board appointed Steven Wisch, a SEACOR director, as Chairman of the Nominating and Corporate Governance Committee. The Board also appointed R. Christopher Regan, a SEACOR director, to serve as a member of the Audit Committee.

In connection with the Spin-Off, each of Mr. Fogg and Mr. Webster has been appointed to the Board of Directors of Era Group.

(e)

On January 14, 2013, in connection with the Spin-Off, the Board approved the treatment of equity awards previously issued to SEACOR's directors and executive officers, in the manner described in the section titled “Treatment of SEACOR Stock Awards” in Era Group's Information Statement, filed as Exhibit 99.1 to the Second Amendment of the Registration Statement on Form 10. In connection with the Spin-Off, outstanding stock options to purchase shares of SEACOR common stock granted to employees and directors of SEACOR will be adjusted to reflect the difference in value prior to the Spin-Off of SEACOR's common stock on the “regular way” market and “ex-dividend” market for such stock and to preserve the aggregate intrinsic value of the stock options by changing the exercise price and number of shares of SEACOR common stock subject to the stock options. Era Group employees and directors of SEACOR that have resigned from the Board and joined the Era Group board in connection with the Spin-Off will have their outstanding stock options to purchase shares of SEACOR common stock converted into options to purchase Era Group common stock.

Item 8.01    Other Events.

On January 14, 2013, the Board declared the Spin-Off dividend. The distribution date of the Spin-Off dividend will be January 31, 2013 and the dividend will be made to SEACOR shareholders of record as of January 24, 2013 (the “Record Date”). Each share of SEACOR common stock outstanding as of the Record Date will entitle its holder to receive one share of Era Group common stock.

On January 14, 2013, SEACOR issued a press release, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, issued January 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Richard Ryan
Name:     Richard Ryan

Title:	Senior Vice President and Chief Financial Officer

Date:  January 14, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued January 14, 2013.